Exhibit 10.3
AMENDMENT TO:
CONSULTING AGREEMENT (“Agreement”) entered into as of April 1,2003 by and between Save the World Air, Inc., a Nevada corporation (the “Company”), and Pat Baker (“Consultant’). This Amendment (“Amendment”) is in accordance with guidelines contained in Section 11. “Amendments; Consents” of said “Agreement.”
Section 5. Term of said Agreement is herewith amended as follows:
This Agreement shall terminate on December 31, 2006, unless earlier terminated in accordance with this Section 5. In addition, this Agreement shall terminate automatically upon the death of Consultant, or the mental or physical incapacity of Consultant for a period of 60 consecutive days. Either party hereto may terminate this Agreement upon material breach of this Agreement by the other party; and the Company may terminate this Agreement upon a material breach of the Confidentiality Agreement by Consultant.
All other terms and condition of said Agreement, including those contained on: ANNEX A-“CONSULTANT’S DUTIES AND RESPONSIBILITIES;” ANNEX B “CONFIDENTIALITY AGREEMENT” and ANNEX C-“ONSULTANT’S COMPENSATION” shall remain in full force and effect.
IN WITNESS WHEREOF, the parties have executed or caused their respective duly authorized officer to execute this Amendment as of April 1, 2005. The Amendment is to be attached and considered a part of said Agreement.

CONSULTANT
By	/s/ Pat Baker
Name: Pat Baker

SAVE THE WORLD AIR, INC.
By	/s/ Eugene E. Eichler
Name: Eugene E. Eichler
Title: President